UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒    Preliminary Information Statement
□    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
□    Definitive Information Statement
JTH HOLDING, INC
(Name of registrant as specified in its charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

JTH HOLDING, INC.
1716 Corporate Landing Parkway
Virginia Beach, VA 23454

INFORMATION STATEMENT
(Preliminary)
June [ ], 2014

GENERAL INFORMATION

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of JTH Holding, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), has approved, and the stockholders of the Company holding a majority of the combined voting power of the Company’s outstanding shares of our Class A Common Stock, Class B Common Stock and Special Voting Preferred Stock (the “Voting Stock”) as of April 15, 2014 (the “Record Date”), have approved an amendment to our Restated Certificate of Incorporation (the “Restated Certificate”) to change our name from “JTH Holding, Inc.” to “Liberty Tax, Inc.”

The accompanying information statement (the “Information Statement”) describes the name change in more detail and provides our stockholders with other important information. The Information Statement is being furnished to our stockholders for information purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations enacted under the Exchange Act.

Your consent to the name change is not required and is not being solicited. The accompanying Information Statement serves as notice pursuant to the Exchange Act of the approval of the name change by written consent of stockholders of the Company holding a majority of the voting power of the Voting Stock, measured as of the Record Date. The consents we have already received from those stockholders constitutes the only stockholder approval required under the Delaware General Corporation Law and our Restated Certificate to approve the name change. Our board of directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders. The action taken by written consent of the holders of a majority of our outstanding Voting Stock will not become effective until the date that is 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to holders of our Class A Common Stock and, thereafter, the name change will become effective upon the filing of an amendment to the Restated Certificate with the Secretary of the State of Delaware.

We will mail this Information Statement to all of our stockholders on or about June [ ], 2014.

Date: June [ ], 2014
For the Board of Directors of
JTH HOLDING, INC.

By:     /s/John T. Hewitt
John T. Hewitt
Chief Executive Officer, President

Approval of the Name Change

JTH Holding, Inc. (the “Company,” “we”, “us” or “our”) is sending you this Information Statement solely for the purpose of Informing you, as one of our stockholders, that on April 15, 2014 the Company’s Board of Directors (the “Board”) approved and recommended that the Company’s stockholders approve a change of the Company’s name to “Liberty Tax, Inc.” (the “Name Change”). Subsequently, stockholders of the Company holding a majority of the voting power of the Company’s outstanding capital stock as of the Record Date (the “Consenting Stockholders”) signed a written consent of the stockholders in lieu of a meeting of stockholders, pursuant to which the Consenting Stockholders approved the Name Change and a corresponding Certificate of Amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”). The Board and Consenting Stockholders approved the Name Change because use of the name “Liberty Tax” in the Corporation’s legal name better reflects the primary business of the Company and will eliminate confusion among stockholders and potential investors seeking information about us.

Under the Delaware General Corporation Law, the Restated Certificate, and the Company’s bylaws, stockholder actions may be taken by written consent without a meeting of the stockholders. The written consent of holders of a majority of the votes entitled to be cast by holders of the Company’s Class A Common Stock, Class B Common Stock and Special Voting Preferred Stock (collectively, the “Voting Stock”) is sufficient to approve and adopt the Name Change. As of the Record Date, there were 12,555,610 shares of Class A Common Stock, 900,000 shares of Class B Common Stock outstanding, and 10 shares of Special Voting Preferred Stock having voting power equivalent to 1,000,000 shares of Class A Common Stock, representing an aggregate of 14,455,610 potential votes. The Consenting Stockholders hold approximately 59.2% of such votes. No additional votes are required to approve the Name Change or the Amendment, and the Company is not required to solicit the vote of any additional stockholders to implement the Name Change. Moreover, stockholders do not have the right to dissent or otherwise object to the Name Change or the Amendment under applicable law, or to seek appraisal of their shares. The Company is, however, required to provide you this Information Statement, pursuant to Regulation 14C promulgated under the Securities Exchange Act of 1934, in order to notify you of the Name Change.

Effective Date of Name Change

In accordance with federal securities laws, the Name Change cannot become legally effective until at least 20 calendar days following the mailing of this Information Statement. Therefore, it will become effective upon filing of the Amendment. The Company anticipates filing the Amendment on or after July 14, 2014.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

None of our directors or officers, nor any associate of any of the foregoing persons, have any substantial interest, direct or indirect, by security holdings or otherwise, in the Name Change.

Mailing Expenses and Stockholders Sharing the Same Last Name and Address

We will only deliver one Information Statement to multiple common stockholders sharing an address and the same last name unless we have received contrary instructions from one or more of the common stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any common stockholder at a shared address to which a single copy of this Information Statement and any future annual reports and information statements to any common stockholder or holders sharing an address to which multiple copies are now delivered.

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. Additional copies of this Information Statement may be obtained at no charge by writing to the Company at 1716 Corporate Landing Parkway, Virginia Beach, VA 23454, Attention: Kathleen Curry, Corporate Secretary. The Information Statement is also available at www.libertytax.com.

Where You Can Find More Information

The Company files annual, quarterly and current reports, proxy statements and registration statements with the Securities and Exchange Commission. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public references facility maintained by the SEC at100 F Street, NE, Washington D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington D.C. 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Security Ownership of Certain Beneficial Owners and Management

The following table set forth certain information regarding the ownership of the Company’s common stock as of the Record Date by (i) each director; (ii) each of the named executive officers of the Company; (iii) all named executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Class A Common Stock or Class B Common Stock.

	Class A Common Stock		Class B Common Stock
	Shares of Common Stock Beneficially Owned		Shares of Common Stock Beneficially Owned
	Number	Percent	Number	Percent
5% Stockholders:
Datatax Business Services Limited(1)	4,498,061	31.02%
Envest Funds(2)	870,115	6.00%
Named Executive Officers and Directors:
Mark F. Baumgartner	240,748	1.66%
Christopher Carroll(3)	15,000	*
Gordon D'Angelo(4)	34,386	*
Kathleen E. Donovan	0	*
John R. Garel(2)	880,640	6.07%
John T. Hewitt(5)	1,515,951	10.46%	900,000	100%
Steven Ibbotson(1)(6)	4,618,240	31.85%
Ross N. Longfield	39,008	*
Ellen M. McDowell(7)	85,755	*
George T. Robson	92,749	*
James J. Wheaton(8)	130,666	*
All executive officers and directors as a group (11 persons)(9)		52.76%

*Less than one percent of the outstanding Class A Common Stock.
(1) Includes 1,000,000 shares of Class A common stock issuable upon the exchange of the exchangeable shares. Steven Ibbotson, one of our directors, together with his immediate family, owns a 100% interest in Datatax. As a result, pursuant to Rule 13d-3 under the Exchange Act, Mr. Ibbotson is deemed to own the 4,498,061 shares of Class A common stock held by Datatax. The address for Datatax Business Services Limited is 2109 Oxford St., London, Ontario, Canada NSY 553.
(2) Includes (i) 122,388 shares of Class A common stock owned by Envest II, LLC and 6,500 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of April 15, 2014 held by Envest II, LLC, the voting power of which is held by Envest Management II, LLC, the Manager for Envest II, LLC; and (ii) 717,727 shares of Class A common stock owned by Envest III, LLC and 23,500 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of April 15, 2014 held by Envest III, LLC, the voting power of which is held by Envest Management III, LLC, the Manager for Envest III, LLC. Mr. Garel, one of our directors, is a manager of both Envest Management II and Envest Management III and, as a result, pursuant to Rule 13d-3 under the Exchange Act, is deemed to beneficially own the 870,115 shares of Class A common stock held by Envest II and Envest III. The address for Envest II and Envest III is 2101 Parks Avenue, Suite 401, Virginia Beach, Virginia 23451.
(3) Includes 15,000 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of April 15, 2014.
(4) Includes 30,000 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of April 15, 2014.

(5) Includes 900,000 shares of Class B common stock, 138,912 shares of Class A common stock held in our 401(k) plan and 381,060 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of April 15, 2014.
(6) Includes (i) 8,400 shares of Class A common stock owned by 714718 Alberta, Ltd. Steven Ibbotson, one of our directors, owns a 100% interest in 714718 Alberta, Ltd. As a result, pursuant to Rule 13d-3 under the Exchange Act, Mr. Ibbotson is deemed to own the 8,400 shares of Class A common stock held by 714718 Alberta, Ltd. The address for 714718 Alberta, Ltd. is #150 3015 5th Avenue NE, Calgary, Alberta Canada, T2A6T8.
(7) Includes 7,500 shares held in a trust of which Ms. McDowell is the trustee.
(8) Includes 40,000 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of April 15, 2014.
(9) Includes 900,000 shares of Class B common stock, 138,912 shares of Class A common stock held in our 401(k) plan and 1,029,508 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of September 16, 2014.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that a person have or share voting or investment power with respect to the securities in question. Shares of Common Stock issuable upon the conversion of shares or the exercise of options and warrants that are exercisable or convertible within 60 days of the date of this table are deemed to be beneficially owned by the holder of such securities but are not outstanding for the purpose of computing the percentage ownership of any other stockholder. As of the Record Date, the Company had 12,555,610 shares of Class A Common Stock, 900,000 shares of Class B Common Stock and 10 shares of Special Voting Preferred Stock issued and outstanding.